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                                                                    EXHIBIT 10.1


Confidential treatment has been requested for portions of this Exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated by ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.



                        DISTRIBUTION AND SUPPLY AGREEMENT

                                     BETWEEN

                         SPECTRUM PHARMACEUTICALS, INC.

                                       AND

                          CURA PHARMACEUTICAL CO. INC.

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      DISTRIBUTION AND SUPPLY AGREEMENT (this "Agreement") made as of the 13th day of April, 2005 between SPECTRUM PHARMACEUTICALS, INC., a Delaware corporation with its principal offices at 157 Technology Drive, Irvine, California, USA, 92618 (hereinafter called "SPECTRUM") and CURA PHARMACEUTICAL CO., INC., a New Jersey corporation with its principal offices at 542 Industrial Way West, Eatontown, New Jersey, USA, 07724 (hereinafter called "CURA").

      Defined terms used in this Agreement shall have the meanings set forth in
Section 1 hereof, except as otherwise provided herein.

      WHEREAS, SPECTRUM is engaged in the licensing, development and commercialization of pharmaceutical products and wishes to market a certain product in the Territory.

      WHEREAS, CURA is a distributor and seller of pharmaceutical products in the Territory and desires to obtain an exclusive right to, distribute, promote and sell the product supplied by SPECTRUM in the Territory;

      WHEREAS, SPECTRUM has agreed, subject to the terms and conditions of the Agreement, to grant CURA the exclusive right to distribute the Product in the Territory and to supply to CURA on an exclusive basis in the Territory all of CURA's requirements of the Product;

      WHEREAS, CURA has agreed, subject to the terms and conditions of the Agreement, to grant SPECTRUM the exclusive right to supply the Product to CURA for the Territory and to undertake the distribution of such Product in the Territory; and

      WHEREAS, in connection with the foregoing, CURA and SPECTRUM have agreed to implement a profit-sharing arrangement in respect of the sale and distribution by CURA of the Product in the Territory.

      NOW, THEREFORE, the parties agree as follows:

1. DEFINITIONS.

      For the purposes of this Agreement the following terms have the following meanings:

      1.1 "AFFILIATES" shall mean (a) an entity controlled by a common parent that owns more than fifty percent of the voting stock of both such entity and one of the parties to this Agreement and (b) such parent company.

      1.2 "ANDA'S" shall mean the Abbreviated New Drug Applications filed with the FDA in connection with the Products.


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      1.3   "APPROVED PRODUCT" shall mean any Product that shall have been granted all necessary approvals by all required Regulatory Authorities to allow the sale and distribution by CURA or an Affiliate of CURA of such Product in the Territory.

      1.4 "BATCH", with respect to any of the Products, shall mean a separate and distinct quantity of such Product processed under continuous and identical conditions and designated by a batch number.

      1.5 "CERTIFICATE OF ANALYSIS" shall mean a document, which is dated and signed by a duly authorized representative of the Quality Control or Quality Assurance Department of SPECTRUM, certifying that a Batch of any Product meets all Specifications.

      1.6 "FDA" shall mean the U.S. Food and Drug Administration, or any successor body.

      1.7 "FD&C ACT" means the Federal Food, drug and Cosmetic Act of 1938, as amended and the regulations thereunder, as the same may be amended or revised.

      1.8 "FIRST APPROVAL DATE" shall mean the date on which CURA or SPECTRUM first obtains approval from a Regulatory Authority in the Territory to market a Product.

      1.9 "FISCAL YEAR" shall mean the twelve-month period commencing on January 1st of each year and ending on December 31st, or any other twelve-month period designated as the fiscal year of CURA.

      1.10 "CGMP" shall mean current good manufacturing practices as required by the rules and regulations of the applicable Regulatory Authority.

      1.11  "INDEPENDENT LABORATORY" shall have the meaning set forth in Section
            8.4 hereof.

      1.12 "LAUNCH DATE", as to each Approved Product, shall mean that date on which marketing and distribution of such Approved Product shall commence in the Territory.

      1.13 "LAUNCH NOTICE" shall have the meaning set forth in Section 6.1 hereof.

      1.14 "LIAISON COMMITTEE" shall have the meaning set forth in Section 3 hereof.


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      1.15  "MANUFACTURING COST" with respect to the Product shall mean [***].
            Current actual costs that shall remain in effect for the first year of this contract are set forth on Schedule B.

      1.16 "MANUFACTURING PARTNER" shall mean a pharmaceutical manufacturer selected and contracted by SPECTRUM to manufacture the Product according to SPECTRUM'S specifications.

      1.17 "NET PROFITS" with respect to each of the Products shall mean the Net Sales made by CURA of such Product less SPECTRUM's Manufacturing Costs in respect of such Product.

      1.18 "NET SALES" in respect the Product shall mean CURA's gross invoice amounts on such sales of such Product by CURA and/or its Affiliates to third parties, less the following deductions reasonably and properly incurred in the ordinary course of business and paid or given:

            (a) transportation cost to deliver Product from CURA to its customer;

            (b) trade, quantity or cash discounts, service allowances and independent brokers or agents' commissions, off-invoice promotional discounts, rebates, volume reimbursements, if any, given, allowed or paid, such amounts to be agreed to by the parties prior to being given, allowed or paid by CURA;

            (c) credits or allowance for such Product, if any, given or made on account of price and shelf adjustments, returns, bad debts, charge backs, any and all federal, state or local government rebates or discounts whether in existence now or enacted at any time hereafter, and the gross amount bill for that rejected Product or such Product recalled, seized or destroyed (voluntarily (to be mutually agreed to by both parties) or at the request of any government agency, subdivision or department);

            (d) any tax, excise or other government charge upon or measured by the production, sale, transportation, delivery or use of such Product; and any surcharge, levy, tax or assessment mandated by any federal, state or local government or administrative agency to fund a compensation program or reserve for persons injured by such Product; in each case determined in accordance with CURA's customary accounting policies and practices in a manner consistent with Generally Accepted Accounting Principles in the United States.

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      1.19  "OBJECTION NOTICE" shall have the meaning set forth in Section 8.4 hereof.

      1.20  "PRODUCT" shall mean the product set forth on Schedule A.

      1.21 "REGISTRATION" with respect to the Product means the meeting of all of the requirements of all applicable Regulatory Authorities necessary to permit the commencement of manufacturing and marketing of such Product in the Territory by CURA or an Affiliate of CURA.

      1.22 "REGULATORY AUTHORITY" means any and all bodies and organizations regulating the manufacture, importation, distribution, use and sale of any of the Products in the Territory.

      1.23 "SPECTRUM'S FACILITY" shall mean the facility or the facilities that SPECTRUM shall contract to have the Product manufactured in for sale to CURA.

      1.24 "SPECIFICATIONS" of Product means the specifications for any Product as agreed to by the parties and as approved by the applicable Regulatory Authority. The Specifications may be amended from time to time by written agreement between the parties and as specifically requested by applicable Regulatory Authorities.

      1.25 "TECHNICAL INFORMATION" shall mean the manufacturing process and any and all technical knowledge, trade secrets, analytical methodology, processes, manufacturing and toxicological information, and any and all other technical information or experience related to the manufacturing of any of the Products.

      1.26  "TERRITORY" shall mean the U.S.

      1.27 "U.S." means the United States of America and its territories and possessions.

2. APPOINTMENT OF CURA AS DISTRIBUTOR; SUB-DISTRIBUTORS

      2.1 SPECTRUM hereby grants to CURA and CURA hereby accepts, the exclusive right to distribute, promote and sell the Product in the Territory subject to the terms and conditions of this Agreement. CURA hereby grants to SPECTRUM and SPECTRUM accepts, the exclusive right to supply the Product to CURA for sale in the Territory subject to the terms and conditions of this Agreement.


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      2.2   CURA shall use best efforts to promote, distribute and sell the
            Product in and throughout the Territory and shall use best efforts to maintain a reasonably adequate level of stock of such Product to meet the market demand for such Product within and throughout the Territory.

      2.3 CURA undertakes and agrees that it will not sell any of the Product directly or indirectly outside the Territory nor export any of the Product out of the Territory nor fill any orders for any of the Product knowing that such orders are intended for sale outside the Territory.

      2.4 Subject to the limitations set forth in the following sentence, CURA shall have the right to appoint any sub-distributor to distribute, market, promote and/or sell the Product within the Territory. The appointment of any sub-distributor shall be on such terms and conditions as CURA may reasonably require in writing provided such terms and conditions are not inconsistent with the terms and conditions of this Agreement. CURA agrees that it shall, at all times, be solely responsible for the acts, deeds or omissions of any sub-distributor appointed pursuant to this subsection 2.4. Notwithstanding the foregoing, (a) the appointment of a sub-distributor shall not in any way diminish, reduce or eliminate any of CURA's obligations under this Agreement, and CURA shall remain primarily liable for all such obligations; and (b) prior to entering into an agreement with a sub-distributor, CURA shall notify SPECTRUM of the proposed agreement, including the name of the proposed sub-distributor.

3. LIAISON COMMITTEE

            From time to time as reasonably agreed to by the parties, and at least once each calendar quarter from the date hereof, SPECTRUM and CURA shall meet and confer with each other concerning, among other things, the manufacture and marketing of the Product, the pricing of the Product and any deductions or allowances allowed or paid that affect Net Sales. SPECTRUM and CURA each shall be represented at such meetings by not more than three (3) representatives, who, collectively, shall constitute a "Liaison Committee."

4. MANUFACTURE AND SUPPLY OF THE PRODUCTS BY SPECTRUM

      4.1 SPECTRUM shall cause a Manufacturing Partner, to manufacture the Product to supply such Product to CURA, pursuant to the binding forecasts and purchase orders placed by CURA in accordance with
            Section 6 hereof, at SPECTRUM's current Manufacturing Cost of such Product as set forth on Schedule B for the first year of the contract and then, as provided in Section 7 hereof.


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      4.2   Notwithstanding any other provision in this Agreement to the contrary:

            (a) SPECTRUM shall have the option of terminating the supply of the Product to CURA; and

            (b) CURA shall have the option of discontinuing the marketing of the Product in the Territory, at any time, in the event that, in both parties reasonable judgment, the parties mutually conclude, as the case may be, that continuing to market such Product will be commercially unprofitable. In the event that SPECTRUM elects to terminate the supply of the Product or CURA elects discontinue the marketing of the Product, then such party, upon [***] days written notice to the other party, shall have no further liability to the other in respect thereto other than remittance of respective share of profits from continued sales of Product during this period or from remaining inventory of Product which the parties may agree to continue active selling after the [***] day period. In addition, notwithstanding the above, CURA shall be obligated to take delivery of and market (and may not return to SPECTRUM) any amounts of Product included in the last binding forecast provided to SPECTRUM prior to the election to discontinue marketing the Product.

5. LABELING

      Subject to CURA's fulfillment of its obligations set forth in the immediately following sentence of this Section 5, SPECTRUM shall package and label the Approved Product in accordance with the specifications approved by the FDA in issuance of the ANDA. CURA shall supply trade dress and other necessary information requested by SPECTRUM that is required for labeling. SPECTRUM shall be fully responsible for the form and content of the Product label and other aspects of Product packaging and labeling, except to the extent of content supplied by CURA.

6. FORECASTS, ORDERS, DELIVERY AND PURCHASE OBLIGATIONS.

      6.1 When both parties agree that Registration of the Products is likely to be imminent, the parties shall meet and agree upon an estimated Launch Date in respect of such Approved Product. Thereafter, CURA shall send to SPECTRUM a notice (the "Launch Notice") with respect to such Product that shall contain the following:

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            (a)   a statement of the estimated Launch Date of such Product; and;

            (b) a purchase order for such Product to be purchased by CURA, prior to the Launch Date, in respect of such Product.

      6.2 On the first day of each calendar quarter commencing after the Launch Date of each Approved Product, CURA shall provide to SPECTRUM a forecast of the amount of such Product to be ordered for delivery during each of the [***] following the date of the forecast. The amounts forecasted for [***] in such forecast shall be a binding purchase obligation of CURA. CURA shall use best efforts to make the subsequent [***] in the forecast as accurate as possible.

      6.3 SPECTRUM shall not be required to supply during any particular Quarter more than [***] of the most recent forecasted amount for such quarter, but will use all reasonable efforts to supply the full amount ordered.

      6.4 CURA shall place a written purchase order with SPECTRUM for the quantity and the delivery date of the Product that it desires to purchase under this Agreement for commercial use; provided, however, that where in conflict with the terms and conditions of this Agreement, this Agreement, and not such standard terms and conditions set forth in the purchase orders, shall govern the purchase and sale of the Product under this Agreement. CURA agrees to place such purchase orders at least [***] days in advance of the specified delivery date, unless otherwise agreed to by the parties. Upon its receipt and acceptance of each such order, SPECTRUM shall use its best efforts to fulfil the order as requested. Unless SPECTRUM delivers a written objection to a purchase order within [***] of its receipt of such order, the purchase order shall be deemed accepted. The purchase orders placed by CURA must be consistent with the binding forecasts provided under Section 6.2 above.

      6.5 SPECTRUM will retain title and risk of loss to all Product until delivered FOB ex SPECTRUM's Facility or such other place or places as may be mutually agreed by the parties. Thereafter, CURA will have the title and risk of loss of all Product.

      6.6 Both parties shall mutually agree on the price at which CURA shall sell the Approved Product in the Territory.

      6.7 Should SPECTRUM fail to supply product on an agreed upon delivery date, and CURA suffers financial loss due to SPECTRUM's or SPECTRUM'S Manufacturing Partner's failure to supply as a result of

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            sales contracts or other sales agreements that Cura has entered into, SPECTRUM will reimburse Cura for these financial losses. Reimbursement shall be in U.S. currency and shall be issued immediately upon Cura's supplying SPECTRUM with written proof of financial loss due to SPECTRUM's or SPECTRUM'S Manufacturing Partner's failure to supply product on specified delivery dates. As a condition to SPECTRUM's obligation under this Section 6.7, CURA shall use best efforts to try to avoid any financial loss by renegotiating the sales contracts or other sales agreements for new delivery dates.

7. PRICE AND PAYMENT

      7.1 CURA and SPECTRUM shall divide the Net Profits earned in connection with the sale and distribution of the Approved Product with [***] percent ([***]%) of the Net Profit to be distributed to SPECTRUM and [***] percent ([***]%) of the Net Profit to be distributed to CURA until SPECTRUM'S cumulative share of the net profit shall reach the total of [***] U.S. dollars. When SPECTRUM's cumulative share of the Net Profit reaches the [***] dollar milestone a new formula for the division of the Net Profit will be instituted so that SPECTRUM receives [***] percent ([***]%) of the Net Profit and CURA receives [***] percent ([***]%) of the Net Profit. SPECTRUM shall not be responsible for any share of any net loss should Manufacturing Costs exceed Net Sales.

      7.2 Starting in the second year of the contract when the current Manufacturing Cost set forth on Schedule B expires, not later than [***] days after the close of each [***], commencing with the first such [***] in the second year which Approved Product is delivered to CURA, SPECTRUM shall calculate its Manufacturing Costs and shall provide CURA with such calculations, including a statement setting forth in detail by category the amounts used to calculate Manufacturing Costs for such [***].

      7.3 Within [***] days from the close of each [***], commencing with the first such [***] in which funds are actually collected by CURA in respect of the commercial sale and distribution of the Approved Product, CURA shall submit to SPECTRUM a written statement (the "[***] Net Profit Statement") in the form set forth on Schedule C hereto, showing the share of Net Profits and Manufacturing Costs due to SPECTRUM, and shall deliver to SPECTRUM by wire transfer its share of the Net Profit amount shown as due and payable to SPECTRUM. Notwithstanding the foregoing, CURA shall deliver to SPECTRUM by wire transfer the Manufacturing Costs due SPECTRUM within [***] days after Product is delivered to CURA FOB ex SPECTRUM's factory. This amount is non-refundable. Along with that

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            first [***] Net Profit Statement for the [***] that funds were first collected, CURA shall provide the [***] Net Profit Statements and the corresponding payments for those [***] that passed before funds were collected.

      7.4 Not later than [***] days following the close of each Fiscal Year, CURA shall deliver a written statement (the "Final Net Profit Statement"), in the form set forth on Schedule D hereto.

      7.5 To the extent that, as a result of final adjustments reflected in an annual audit statement to be performed by an auditor chosen by SPECTRUM and reasonably acceptable to CURA, (a) CURA has underpaid to SPECTRUM its share of the Net Profits in respect of such Fiscal Year, then CURA, within [***] of delivering such annual audit statement to SPECTRUM, shall promptly pay to SPECTRUM by wire transfer the amount of such short-fall, or (b) CURA has overpaid to SPECTRUM its share of the Net Profits in respect of such Fiscal Year, then SPECTRUM, within [***] of CURA's delivery of such annual audit Statement to SPECTRUM shall pay to CURA by check, the amount of such over-payment. In addition, starting in the second year of the contract when the current Manufacturing Cost set forth on Schedule B expires, CURA shall have the right, once annually and at its own cost, during regular business hours, upon giving reasonable prior written notice to SPECTRUM to have an independent professionally qualified auditor, reasonably approved by SPECTRUM, audit SPECTRUM'S records relative to SPECTRUM'S calculation of the Manufacturing Costs.

      7.6 In the event that CURA sells any Product in combination with any other products, as a part of a package deal or combined deal, it agrees not to make any such deal on terms that would in any way disadvantage SPECTRUM or diminish its share of Net Profits under the terms of this Agreement. In addition, CURA shall not discount the price of the Product when it is sold or combined with another product.

      7.7 After the Final Net Profit Statement for a Fiscal Year has been audited and adjusted, if the aggregate amount that CURA received for its share of the Net Profit for such Fiscal Year is less than [***] of the Net Sales for such Fiscal Year, then the parties shall in good faith renegotiate the share of the Net Profit set forth in
            Section 7.1 for future Fiscal Years.

8. QUALITY CONTROL AND PRODUCT ACCEPTANCE.

      8.1 SPECTRUM shall ensure that all Products supplied to CURA under the terms of this Agreement will meet the Specifications.

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      8.2   SPECTRUM shall ensure that each Batch of Product is labeled and each of the Batch numbers is applied to each such Batch, as required by the applicable Regulatory Authority. SPECTRUM will ensure that a copy of the Certificate of Analysis with respect to each Batch of Product supplied to CURA (a) is faxed to CURA prior to shipping such Batch to CURA (confirmed by hard copies mailed to CURA) and (b) accompanies each Batch. SPECTRUM shall not ship any Batch of Product to CURA if such Batch does not meet the Specifications.

      8.3 SPECTRUM shall provide and maintain suitable storage and transport conditions for each Batch of Product and shall provide CURA with complete written instructions with respect to proper conditions for the transport and storage of Product. Upon receipt of any Batch of Product to CURA by SPECTRUM, CURA shall provide and maintain suitable storage conditions therefor and shall comply with any written instructions provided by SPECTRUM in respect of the transport and storage of Product.

      8.4 All shipments of Product received by CURA shall be deemed accepted unless CURA gives SPECTRUM a written Notice (the "Objection Notice") within [***] of such receipt specifying the manner in which the Batch of Product does not conform to Specifications. The Objection Notice shall be accompanied by written reports of any testing performed by or for CURA on such Batch. Upon receipt of the Objection Notice, SPECTRUM may request CURA to return the rejected Product or samples thereof for further testing. The test results, if any, submitted to SPECTRUM by CURA shall be deemed conclusive unless SPECTRUM notifies CURA within [***] of its receipt of the Objection Notice or the samples, whichever is later, that it disagrees with such test results. In the event of such notice by SPECTRUM, the rejected Product or samples thereof shall be submitted to a mutually acceptable independent laboratory (the "Independent Laboratory") for analysis in the form of a written report (the "Report"), the costs of which shall be paid by CURA except if the results of the Report determine that any of the Product rejected by CURA does not meet the applicable Specifications, in which case SPECTRUM will pay for all such costs. If the Report states that the Product meets the Specifications, CURA must pay SPECTRUM the Manufacturing Costs for the Product and use its best efforts to sell the Product. SPECTRUM will use its best efforts to replace Product that does not meet the applicable Specifications with conforming goods as soon as reasonably possible, provided that the departure from Specifications is not due to the fault or act of CURA. All transportation, shipping and insurance costs and other fees incident to the shipping back to SPECTRUM of the Product determined by the Report not

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            to meet Specifications and the shipping to CURA of the replacement
            Product will be paid for by SPECTRUM. In the event that replacement Product is required, it shall be shipped via airfreight unless otherwise agreed to in writing by CURA. Once the Product is deemed accepted by CURA or the Report states that the Product meets the Specifications, CURA shall be obligated to take the Product and pay SPECTRUM the Manufacturing Costs for the Product. Subject to Section 8.1, CURA shall not be able to return the Product to SPECTRUM for any reason, nor shall CURA be entitled to any credits from SPECTRUM for any Product for any reason including but not limited to that it is not able to sell the Product or the Product is returned to it.

9. RECORDS AND INSPECTIONS.

      9.1 SPECTRUM will maintain records and documents documenting the Manufacturing Cost of each of the Product and CURA will maintain records and documents (including but not limited to information related to all allowances and deductions included under Section 1.18) documenting all transactions relating to the sale of the Product for a time period equal to the greater of:

            (a) the period meeting all known regulations of the applicable Regulatory Authorities for periods with respect to such Product; and

            (b)   five (5) years from the date of sale.

            Each of the parties will use commercially reasonable efforts to ascertain the retention requirements of the applicable Regulatory Authorities and will keep the other party informed of any changes that it becomes aware of that may reasonably affect such other party's obligations under this Section 9.1.

      9.2 Each party shall within forty-eight (48) hours notify the other party of any (a) inspections by any Regulatory Authority, including, without limitation, inspections as a result of the recall of, or any other regulatory issue related to any of the Product and/or (b) material notices received from any Regulatory Authority. Each party shall also have the duty immediately to notify the other if it becomes aware, or reasonably should have become aware, of any concern with respect to any Product that may affect the efficacy or safety of any of the Products.


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10. INTELLECTUAL PROPERTY RIGHTS

      10.1 CURA acknowledges and agrees that SPECTRUM is the owner of the Technical Information, and of all industrial and intellectual property rights of any kind in relation to the Technical Information, including the right to patents, registered or other designs, copyright, trademarks or trade names and any other confidential information. In addition, CURA acknowledges and agrees that SPECTRUM is the owner of the ANDA. Nothing contained in this Agreement shall be effective to give CURA any rights of ownership in and to the Technical Information, the intellectual property and/or the ANDA owned by SPECTRUM.

      10.2 Any improvements to the Technical Information made or discovered by SPECTRUM during the term of this Agreement shall remain the property of SPECTRUM and all industrial and intellectual property rights of any kind in relation to such improvements, including the right to patents, registered or other designs, copyright, trademarks or trade names and any other confidential information, shall remain the property of SPECTRUM.

11. RELATIONSHIP OF SPECTRUM AND CURA.

      11.1 The relationship between SPECTRUM and CURA that is created by this Agreement shall be that of vendor and purchaser, and not that of a partnership, principal and agent, or joint or co-ventures. In the performance of this Agreement, CURA shall have no authority to assume or create any obligation or responsibility, either expressed or implied, on behalf of or in the name of SPECTRUM, or to bind SPECTRUM, its Affiliates or its Manufacturing Partners in any manner whatsoever and SPECTRUM shall have no authority to assume or create any obligation or responsibility, either express or implied, on behalf of or in the name of CURA or to bind CURA or its Affiliates in any manner whatsoever. Each party shall indemnify the other party for any claim asserted by any third party that the acts of such party or any of its Affiliates or Manufacturing Partners created any obligation or responsibility of the other party other than as expressly set forth in this Section.

      11.2 If this Agreement is terminated for any reason, neither party shall thereafter use, or permit anyone else under its control to use, the other's name in the promotion of its business or the offer for sale of any goods and neither party shall package or label any goods in a manner that the other party hereto might reasonably consider to be imitative of any goods sold by such party.


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12. WARRANTIES.

      12.1  CURA hereby represents and warrants to SPECTRUM that:

            (a) it has the corporate authority to enter into this Agreement and to perform its obligations hereunder;

            (b) it is not aware of any legal, contractual or other restriction, limitation or condition which might affect adversely its ability to perform hereunder; and

            (c) all Product shipped by CURA pursuant to this Agreement (i) shall not be adulterated Product within the meaning of the FD&C Act; (iv) shall not be a product which would violate any section of the FD&C Act if introduced into interstate commerce and (v) shall be stored and handled by CURA at all times in the proper manner and suitable conditions for such Product.

      12.2  SPECTRUM hereby represents and warrants to CURA that:

            (a) it has the corporate authority to enter into this Agreement and to perform its obligations hereunder;

            (b) it is not aware of any legal contractual or other restriction, limitation or condition which might affect adversely its ability to perform hereunder;

            (c) the manufacture, importation, and sale to CURA of any Product provided by SPECTRUM to CURA hereunder and the distribution such Product shall not violate the patent or intellectual property rights of any third party in the Territory; and

            (d) all Product shipped to CURA pursuant to this Agreement (i) shall be manufactured, packaged and labeled in conformance with the applicable Specifications for such Product at the time of shipment, (ii) shall be manufactured, packaged and labeled in a plant which meets the requirements of the applicable Regulatory Authority where the Product is to be sold, including, without limitation, conformance with cGMP,
                  (iii) shall not be adulterated Product within the meaning of the FD&C Act; (iv) shall not be a product which would violate any section of the FD&C Act if introduced into interstate commerce and (v) shall be stored and handled by SPECTRUM at all times in the proper manner and suitable conditions for such Product.

      12.3 Each party hereby represents and warrants and covenants to the other that such party is not debarred under the Generic Drug Enforcement Act of 1992 and it does not and will not use in any capacity the services of any person debarred under the Generic Drug Enforcement Act of 1992; neither such party, nor, to the best of its knowledge, any of its employees, agents or contractors, has engaged in any activity which could lead to it becoming debarred under the Generic Drug Enforcement Act of 1992.

13. INDEMNIFICATION.

      13.1 CURA agrees to indemnify SPECTRUM, its affiliates and its Manufacturing Partners against and holds SPECTRUM, its affiliates and its Manufacturing Partners harmless from, any and all loss (except consequential loss, such as, for example, loss of business or of profits), liability, damage, claim, cost and expense (including, without limitation, reasonable attorney's fees and liabilities for personal injury suffered by any person) arising from or in connection with any:

            (a)   breach of the warranties by CURA hereunder;

            (b) other misrepresentation or breach of this Agreement by CURA, its affiliates or its sub-distributors to the extent they are performing the provision in question for CURA or upon CURA's request;

            (c) claim, express, implied or statutory made by CURA, its Affiliates or its sub-distributors, (except to the extent that such claim has been approved by the Regulatory Authority or authorized by SPECTRUM) as to the efficacy or safety of any of the Products or the use to be made by any purchaser of any of the Products; or

            (d) any other act or omission of CURA, its Affiliates or sub-distributors in connection with the sale and distribution of any of the Products.

      13.2 SPECTRUM hereby agrees to indemnify and hold CURA and CURA's Affiliates harmless from any and all loss (except consequential loss, such as, for example, loss of business or of profits), liability, damage, claim, cost and expense (including, without limitation, reasonable attorney's fees and liabilities for personal injury suffered by any person) arising from or in connection with any:

            (a)   breach of the warranties by SPECTRUM;

            (b) other misrepresentation or breach of this Agreement by SPECTRUM or any wrongful act or omission of SPECTRUM and its

                  Manufacturing Partner in connection with its contract obligations hereunder;

            (c) claim, express, implied or statutory made by SPECTRUM, its Affiliates, (except to the extent that such claim has been approved by the Regulatory Authority or authorized by CURA) as to the efficacy or safety of any of the Products or the use to be made by any purchaser of any of the Products;

            (d) suit, claim or proceeding brought against CURA in the Territory based on any claim that CURA's activities with respect to any Product constitute an infringement of any process patent or intellectual property rights of any third party in the Territory; or

            (e) any other act or omission of SPECTRUM, its Affiliates or Manufacturing Partners in connection with the manufacture, packaging, labeling and sale of Product to CURA or its Affiliates.

      13.3 If CURA or any of its Affiliates or SPECTRUM, its Affiliates or any of its Manufacturing Partners (in each case an "Indemnified Party") receives any written claim which it believes is the subject of indemnity hereunder by SPECTRUM or CURA, as the case may be, (in each case as "Indemnifying Party"), the Indemnified Party shall, as soon as reasonably practicable after forming such belief, give notice thereof to the Indemnifying Party, including full particulars of such claim to the extent known to the Indemnified Party; provided, that the failure to give timely notice to the Indemnifying Party as contemplated hereby shall not release the Indemnifying Party from any liability to the Indemnified party. The Indemnifying Party shall have the right, by prompt notice to the Indemnified Party, to assume the defense of such claim with counsel reasonably satisfactory to the Indemnified Party, and at the cost of the Indemnifying Party. If the Indemnifying Party does not so assume the defense of such claim or, having done so, does not diligently pursue such defense, the Indemnified Party may assume such defense, with counsel of its choice, but for the account of the Indemnifying Party. If the Indemnifying Party so assumes such defense, the Indemnified Party may participate therein through counsel of its choice, but the cost of such counsel shall be for the account of the Indemnified Party.

      13.4 The party not assuming the defense of any such claim shall render all reasonable assistance to the party assuming such defense, and all out-of-pocket costs of such assistance shall be for the account of the Indemnifying Party.

      13.5 No such claims shall be settled other than by the party defending the same, and then only with the consent of the other party, which shall not be unreasonably withheld; provided, that the Indemnified Party shall have no obligation to consent to any settlement of any such claim which imposes on the Indemnified Party any liability or obligation which cannot be assumed and performed in full by the Indemnifying party.

14. COMPLIANCE WITH LAW.

      14.1 It shall be the responsibility of CURA and SPECTRUM, respectively, to follow all procedures and take all actions which are necessary or required for agreements of this type by the laws, treaties or regulations applicable in the country in which it is, respectively, manufacturing or selling Product or manufacturing or marketing any of the Products.

      14.2 It is further agreed that neither party shall be obligated to carry out or perform any or all of the terms of this Agreement as shall constitute a violation of any treaty, law, code or regulation of any governmental authority whether local, national or international. In any event, the other terms of this Agreement shall nevertheless continue and the parties shall use all reasonable efforts to re-negotiate and amend this Agreement so that the performance of this Agreement as so amended will not involve any such violation.

15. CONFIDENTIALITY.

      15.1 Any confidential information disclosed during the term of this Agreement shall be governed by that certain Mutual Confidentiality Agreement dated February 7, 2005, by and between the parties.

16. AUDITS.

      16.1 Once annually, CURA or its authorized representative shall have the right, at its own cost, to visit SPECTRUM's or SPECTRUM'S Manufacturing Partner's Facility during regular business hours provided CURA gives reasonable prior written notice to SPECTRUM. During any such visit, CURA's representatives shall have the right
            (a) to inspect the manufacturing facilities, (b) to inspect quality control procedures, (c) to audit any records and reports pertinent to the development, manufacturing, disposition or transport of any of the Products to ensure that SPECTRUM complies with all applicable regulations for the production of Product, including, without limitation, compliance with applicable CGMP. SPECTRUM, at its discretion, may accompany CURA on the visit.

      16.2 CURA shall assume all risk of loss and indemnify and hold the other party harmless from and against any and all loss, liability, damage, claim and expense including, but not limited to, reasonable attorneys' fees arising out of or resulting from such audits or inspections.

      16.3 In the event of an audit by any Regulatory Authority, SPECTRUM and CURA each shall supply the other with a copy of any report received from such Regulatory Authority and shall use its best efforts to provide such Regulatory Authority with a prompt, accurate and complete response to any deficiencies noted during the audit. Both parties agree that they shall use their best efforts to promptly address, and if necessary correct, any and all such deficiencies to the satisfaction of such Regulatory Authority.

17. TERM AND TERMINATION.

      17.1 This Agreement shall be for an initial term commencing as of the date of this Agreement and continuing until the second (2nd) anniversary of the First Approval Date. This Agreement shall be extended automatically for two additional terms of two (2) years each, unless either party gives written notice of its intent not to renew, such notice to be given not later than [***] prior to the expiration date of the current term thereof.

      17.2 This Agreement may be terminated by notice in writing by either party if the other party shall default in the performance of any of its other obligations under this Agreement and such default shall continue for a period of not less than [***] after written notice specifying such default shall have been given; provided, however, that if such default is not capable of being cured within such [***] period but the party in default initiates and diligently continues good faith efforts to cure such default, such [***] period shall be extended to [***]; or (c) by either party if the other party makes an arrangement with its creditors or goes into bankruptcy, receivership or liquidation, or if a receiver or a receiver and manager is appointed in respect of the whole or a major part of the property or business of the party in default.

      17.3 [***] after notice of termination has been given as herein provided, the right of CURA to place orders for Product with SPECTRUM shall cease.

      17.4 Immediately upon termination or expiration of this Agreement, CURA shall have the obligation, if requested by SPECTRUM, to accept and market any Product in transit or subject to an accepted purchase order or binding forecast at the time of giving of written notice of termination.

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Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

18. FORCE MAJEURE.

      Neither party shall be liable or be in breach of any provision of this Agreement for any failure or delay on its part to perform any obligation where such failure or delay has been occasioned by any act of God, war, riot, fire, explosion, flood, sabotage, unavailability of fuel, accidents of navigation or breakdown or damage of vessels or other conveyances for air, land or sea, other impediments or hindrances to transportation, government intervention (other than that of duly-authorized Regulatory Authority), strikes or other labor disturbances or any other cause beyond the control of the parties.

19. INSURANCE

      SPECTRUM and CURA each shall maintain adequate product liability insurance to cover product liability claims against it, respectively, as manufacturer of the Products and distributor of the Products.

20. NOTICES.

      Notices provided under this Agreement to be given or served by either party on the other shall be given in writing and served personally or by prepaid registered airmail post or by express mail or by means of facsimile to the following respective addresses or to such other addresses as the parties may hereafter advise each other in writing. It being agreed and understood by the parties that any such notice shall be deemed given and served the day transmitted by facsimile or a date three (3) days after the date of express mail or mail by courier.

      TO:      SPECTRUM

               SPECTRUM PHARMACEUTICALS, INC.
               157 Technology Drive
               Irvine, CA 92618
               Attention: Rajesh C. Shrotriya MD, Chairman, CEO and President
               Fax: +(949) 788-6706

      TO:      CURA

               CURA Pharmaceutical Co.
               542 Industrial Way West
               Eatontown, New Jersey 07724
               Attention: Fabio Lanzieri, President
               Fax: +1(732) 982-8308

21. EXECUTION OF ALL NECESSARY ADDITIONAL DOCUMENTS.

      Each party agrees that it will forthwith upon the request of the other party execute and deliver all such instruments and agreements and will take all such other actions as the other party may reasonably request from time to time in order to effectuate the provision and purposes of this Agreement.

22. WAIVER.

      The failure of either of the parties to insist upon a strict performance of any other terms and provisions therein shall not be deemed a waiver of any subsequent breach of default in the terms or provisions of this Agreement.

23. ASSIGNMENT AND AMENDMENT.

      23.1 Other than an assignment by either party to any of its Affiliates, neither this Agreement nor any rights arising hereunder shall be assigned by one party without the prior written consent of the other and then only upon approval of the other party and acceptance of such assignment in written form approved by such party, which approval shall not be unreasonably withheld. In the event of an assignment by either party to it Affiliate as permitted hereunder, the assigning party shall not be released from its obligations hereunder and shall guarantee the full performance by such Affiliate of such obligations. Notwithstanding the above, either party may assign this Agreement to a successor in interest pursuant to a merger, acquisition or sale of all or substantially all of the assignor's assets. Subject to the limitations on assignment herein, this Agreement shall be binding upon and inure to the benefit of any successors in interest and permitted assigns of CURA and SPECTRUM. Any such successor or permitted assignee shall expressly assume in writing the performance of all terms and conditions of this Agreement.

      23.2 No amendment hereof shall be binding unless made in writing and signed by the parties hereto.

24. ENTIRE AGREEMENT.

      This Agreement and that certain Mutual Confidentiality Agreement dated February 7, 2005, by and between the parties incorporates the entire understanding of the parties and revokes and supersedes any and all agreements, contracts, understandings or arrangements that might have existed heretofore between the parties regarding the subject matter hereof.

25. GOVERNING LAW; LANGUAGE.

      25.1 This Agreement shall be construed in accordance with and governed by the internal laws of the State of New York, excluding such state's rules relating to conflicts of laws, and its form, execution, validity, construction and effect shall be determined in accordance with such internal laws.

      25.2 The parties hereto agree that this Agreement shall be in the English language.

26. SEVERABILITY.

      If any term or provision of this Agreement shall be held invalid or unenforceable, the remaining terms hereof shall not be affected, but shall be valid and enforced to the fullest extent permitted by law.

27. HEADINGS.

      The headings used in this Agreement are intended for guidance only and shall not be considered part of this written understanding between the parties hereto.

28. PUBLICITY

      Except as required by law or the rules of the principal stock exchange on which the party's stock is traded, no party shall originate any public statement, news release or other public announcement (oral or written), whether in the public press, stockholders' reports, at investors meetings or meetings with individual investors, or otherwise, relating to this Agreement or to any sublicense hereunder, or to the performance hereunder or any such agreements, including information related to price and sales amounts, or use a party's name for any purpose, including, without limitation, in connection with the advertising or sale of the Product, without the prior written approval of the other party, such consent not to be unreasonably withheld. The parties each agree to respond to each such request within five (5) business days of receipt of a request (unless a shorter period of time is necessary to comply with law). In the case of unintentional public disclosure concerning this Agreement, any Product or any other subject matter hereof, the disclosing party shall promptly inform the other party of such disclosure and the other party shall be entitled to make a public announcement regarding the subject matter of the disclosure. The other party shall notify the disclosing party of their intention to make such an announcement. Following a party's consent to or approval of the public disclosure of any information pursuant to this Section 28, both parties shall be entitled to make subsequent public announcements of such information without renewed compliance with this Section 28, unless the scope and/or duration of such consent or approval is expressly limited. Upon conclusion of this Agreement, the parties will publish a press release on their future cooperation.

IN WITNESS WHEREOF, this Agreement has been executed by the parties on the date first above written.


                                            CURA PHARMACEUTICAL CO., INC.

                                            By: /s/ Fabio Lanzieri
                                                --------------------------------
                                                Fabio Lanzieri
                                                President


                                            SPECTRUM PHARMACEUTICALS, INC.

                                            By: /s/ Rajesh C. Shrotriya
                                                --------------------------------
                                                Rajesh C. Shrotriya, M.D.
                                                Chairman, CEO and President

                                   SCHEDULE A


                                   THE PRODUCT
                                   -----------


GENERIC NAME                BRAND NAME                  [***]
------------                ----------

Carboplatin                 Paraplatin                  [***]
  [***]                       [***]                     [***]
  [***]                       [***]                     [***]
  [***]                       [***]                     [***]


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Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                   SCHEDULE B


                             NET MANUFACTURING COST
                             ----------------------


GENERIC NAME       BRAND NAME        [***]        MANUFACTURING COST
------------       ----------                     ------------------

Carboplatin        Paraplatin        [***]              [***]
   [***]             [***]           [***]              [***]
   [***]             [***]           [***]              [***]
   [***]             [***]           [***]              [***]


-------
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Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                   SCHEDULE C

                       FORM OF [***] NET PROFIT STATEMENT
                           [***] ENDED XXXXX XX, XXXX


GROSS INVOICED SALES                                            $        -
                                                                  =============

LESS:
        Chargebacks                                                      -
        Rebates/Allowances                                               -
        Bad Debts                                                        -
        Returns                                                          -
        Shelf Adjustments                                                -
        Cash Discounts                                                   -
        Freight Out                                                      -
        Other                                                            -

        Total Deductions                                                 -
                                                                  -------------

NET SALES                                                        $       -
                                                                  =============

LESS:  Manufacturing Costs of Products                                   -
                                                                  -------------

NET PROFITS                                                      $       -
                                                                  -------------

-------------------------------------------------------------------------------

CURA PORTION                                                    $        -
                                                                  =============

SPECTRUM
       NET PROFIT PORTION                                       $        -
       + MANUFACTURING COST                                     $        -
DUE SPECTRUM                                                    $        -
                                                                  =============

-------------------------------------------------------------------------------

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Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                  CONFIDENTIAL


                       SCHEDULE D
                       FORM OF FINAL NET PROFIT STATEMENT
                       FISCAL YEAR ENDED DECEMBER 31, xxxx

                                                                           TOTAL              ACTUAL
                                  QTR 1     QTR 2     QTR 3     QTR 4     REPORTED    ADJ.    ANNUAL
                                  -----     -----     -----     -----     --------    ----    ------

GROSS INVOICED SALES              $ -       $ -       $ -       $ -       $ -         $ -     $ -
                                  ------------------------------------------------------------------
LESS:                               -         -         -         -         -           -       -
  Chargebacks                       -         -         -         -         -           -       -
  Rebates/Allowances                -         -         -         -         -           -       -
  Bad Debts                         -         -         -         -         -           -       -
  Returns                           -         -         -         -         -           -       -
  Shelf Adjustments                 -         -         -         -         -           -       -
  Cash discounts                    -         -         -         -         -           -       -
  Freight Out                       -         -         -         -         -           -       -
  Other                             -         -         -         -         -           -       -
                                  ------------------------------------------------------------------
  Total Deductions                  -         -         -         -         -           -       -
                                  ==================================================================
  NET SALES                       $ -       $ -       $ -       $ -       $ -         $ -     $ -
                                  ------------------------------------------------------------------


  Less: Manufacturing Costs
    of Products                     -         -         -         -         -           -       -
                                  ------------------------------------------------------------------
  NET PROFITS                     $ -       $ -       $ -       $ -       $ -         $ -     $ -
                                  ==================================================================


----------------------------------------------------------------------------------------------------

CURA PORTION                      $ -       $ -       $ -       $ -       $ -         $ -     $ -
AMOUNT DUE SPECTRUM               $ -       $ -       $ -       $ -       $ -         $ -     $ -

----------------------------------------------------------------------------------------------------
AMOUNT PAID TO SPECTRUM IN FISCAL YEAR ENDING 12/31                                   $ -
ADJUSTED AMOUNT THAT SHOULD HAVE BEEN PAID TO SPECTRUM IN TWELVE MONTHS
  ENDED DECEMBER 31, 200X                                                               -
                                                                                      -----
AMOUNT DUE FROM/(TO) SPECTRUM                                                         $ -
                                                                                      =====
----------------------------------------------------------------------------------------------------
                                  CONFIDENTIAL